UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2006 (December 11, 2006)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc.
1020 East Meadow Circle
Palo Alto, California	94303

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 687-3900

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
SIGNATURES

Section 8 — Other Events
Item 8.01 Other Events.
     On December 11, 2006, Thomas B. King, Alexza Pharmaceuticals, Inc.’s (the “Company”) President and Chief Executive Officer, entered into a pre-arranged trading plan (the “CEO Plan”) in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and the Company’s Insider Trading Compliance Program (the “Compliance Program”). The CEO Plan provides for the sale of up to 87,500 shares by Mr. King over a seven-quarter period at limited and specific times beginning on April 1, 2007. Shares will be sold under the plan on the open market at prevailing market prices, subject to minimum price thresholds.
     On December 11, 2006, August J. Moretti, the Company’s Senior Vice President, Chief Financial Officer and Secretary, entered into a pre-arranged trading plan (the “CFO Plan”) in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and the Company’s Compliance Program. The CFO Plan provides for the sale of up to 40,000 shares by Mr. Moretti over a eight-quarter period at limited and specific times beginning on March 9, 2007. Shares will be sold under the plan on the open market at prevailing market prices, subject to minimum price thresholds.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: December 12, 2006
By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer